Exhibit 99.1

Press Release

National Mentor Holdings, Inc. Announces Executive Transition

Bruce Nardella to Succeed Edward Murphy as Chief Executive Officer; Murphy to

Assume Role of Executive Chairman

BOSTON, Massachusetts, October 11, 2013 — National Mentor Holdings, Inc. (the “Company”) today announced an executive transition plan under which Bruce F. Nardella, currently President and Chief Operating Officer, will become Chief Executive Officer effective January 1, 2014. Nardella will remain President of the Company and is expected to be elected to its Board of Directors when he becomes CEO. The current CEO, Edward M. Murphy, will become Executive Chair of the Board and will remain a full-time executive of the Company. Gregory T. Torres, who has chaired the Board since 2004 and was Murphy’s predecessor as CEO, will step down as Chairman but will remain a Director.

In announcing the transition, Murphy said: “Bruce Nardella is an outstanding executive who has had a major role in the growth and development of our Company. We are fortunate to have a leader of his caliber ready to lead the organization for the long term. Bruce and I have worked closely together for many years, and we will continue to do so in our new roles. We anticipate that this transition will be seamless.”

Nardella, age 56, joined the Company in 1996 and has held a series of management and executive leadership positions during his 17-year tenure. He became Chief Operating Officer in 2007 and was named President in 2009. His undergraduate education was at Colgate University and he holds advanced degrees from Boston University and Harvard University.

“I’m grateful to the Board for giving me this opportunity,” said Nardella. “We have an ambitious agenda and I’m excited about the opportunities ahead of us. The Company grew significantly and developed a national footprint under Greg Torres and doubled in size during Ned Murphy’s tenure as CEO. My intention is to keep that momentum going so that we can serve even more people in high-quality, community-based programs.”

About the Company

National Mentor Holdings, Inc., which markets its services under the name The MENTOR Network, is a leading provider of home and community-based health and human services to adults and children with intellectual and/or developmental disabilities, acquired brain injury and other catastrophic injuries and illnesses; and to youth with emotional, behavioral and/or medically complex challenges. The MENTOR Network’s customized service plans offer its clients, as well as the payors for these services, an attractive, cost-effective alternative to health and human services provided in large, institutional settings. The MENTOR Network provides services to clients in 34 states.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the execution of the Company’s executive transition plan. These forward-looking statements are based on management’s current expectations and on estimates and assumptions made by management of the Company and are believed to be reasonable, although they are inherently uncertain and difficult to predict. The forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from any such forward-looking statements, including the Company’s ability to successfully implement the executive transition and the other risks and uncertainties disclosed under the captions “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended December 31, 2012, March 31, 2013 and June 30, 2013. You are urged to consider these factors carefully in evaluating the forward-looking statements in this press release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

CONTACT: Dwight Robson at 617-790-4293 or dwight.robson@thementornetwork.com.